SITO Mobile Reports Third Quarter Fiscal 2015 Financial Results

Delivers Strong Year-Over-Year Increase of 72% Driven by Continued Momentum in Media Placement Business

JERSEY CITY, N.J., August 4, 2015 -- SITO Mobile Ltd. (OTCQB: SITO), a leading mobile engagement platform provider, today announced results for the fiscal third quarter ended June 30, 2015. Total revenue was $3,680,878 for the quarter ended June 30, 2015, a 72% increase over the $2,143,565 in total revenue for the quarter ended June 30, 2014. This improvement was led by substantial continuing growth in the Company’s Media Placement revenue, which jumped more than 15 times to $2,154,030 for the quarter ended June 30, 2015 compared to $131,500 for the quarter ended June 30, 2014. Sequentially, media placement revenue increased by 32% in the third quarter over Q2. The Company’s third quarter demonstrated continued revenue diversification, with media placement revenue delivering 59% of total revenue and mobile messaging contributing 38% of total revenue.

Jerry Hug, CEO of SITO Mobile said, “Our team delivered another solid quarter highlighted by strong sequential growth in our media placement business, a trend we expect to continue in subsequent quarters. This speaks to our ability to deliver successful tangible results with our location-based platform for our clients. On the customer side, we’ve experienced strong growth and have won new business from both media buyers and brands directly due to our expanded sales force. With respect to operations, we continue to invest in our platform to enable scalability and enhance performance.”

Media placement revenue accounted for 59% of total revenue for the quarter ended June 30, 2015, compared to 6% of total revenue for the quarter ended June 30, 2014, and 43% of total revenue for the quarter ended March 31, 2015. The growth in media placement revenue has come from sales of mobile advertising campaigns that leverage the Company’s programmatic, location based ad-serving platform acquired in the July 2014 purchase of DoubleVision Networks, Inc.

Gross profit for the quarter ended June 30, 2015 nearly doubled, increasing by 82% to $2,236,074, as compared to $1,231,592 in the third quarter of fiscal 2014 and $2,186,686 in the second quarter of fiscal 2015. SITO Mobile's gross margin grew to 61% for the quarter ended June 30, 2015, versus 57% margin for the quarter ended June 30, 2014 and 58% in the second quarter of fiscal 2015. EBITDA was a loss of ($505,800) for the quarter ended June 30, 2015 as compared to ($509,618) for the quarter ended June 30, 2014. SITO Mobile reported a net loss of ($1,037,360), or ($0.07) per share, for the quarter ended June 30, 2015 as compared to a net loss of ($752,560), or ($0.05) per share, for quarter ended June 30, 2014.

Conference call information:

Date: Tuesday, August 4, 2015

Time: 4:30 P.M. Eastern Time (ET)

Dial in Number for U.S. & Canadian Callers: 877-407-8629

Dial in Number for International Callers (Outside of the U.S. & Canada): 201-493-6715

Participating on the call will be SITO Mobile Chief Executive Officer Jerry Hug and Chief Financial Officer Kurt Streams. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled call time. A live webcast and archive of the call will also be available on SITO Mobile's website at: http://sitomobile.equisolvewebcast.com/q3-2015.

A replay will be available for 2 weeks starting on August 4, 2015, at approximately 8:00 P.M. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 414392.

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty and ultimately sales. For more information visit www.sitomobile.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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SITO Mobile, Ltd.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue
Wireless applications	$1,387,313	$1,940,147	$5,816,395	$5,844,468
Licensing and royalties	139,535	71,918	408,120	821,918
Media placement	2,154,030	131,500	5,070,619	201,500
Total Revenue	3,680,878	2,143,565	11,295,134	6,867,886

Cost of Revenue	1,444,804	911,973	4,844,832	2,736,542

Gross Profit	2,236,074	1,231,592	6,450,302	4,131,344

Operating Expenses
General and administrative (including stock based compensation)	1,458,665	1,416,961	3,984,537	5,479,261
Sales and marketing (including stock based compensation)	1,267,718	311,648	2,880,210	777,293
Depreciation and amortization	77,361	57,668	210,639	170,736
Research and development	15,491	12,601	35,225	48,326

	2,819,235	1,798,878	7,110,611	6,475,616

Loss from operations	(583,161)	(567,286)	(660,309)	(2,344,272)

Other Income (Expenses)
Interest income	-	-	54,323	-
Interest expense	(454,199)	(185,274)	(1,306,136)	(569,097)

Net loss before income taxes	(1,037,360)	(752,560)	(1,912,122)	(2,913,369)

Provision for income taxes	-	-	-	-

Net loss	$(1,037,360)	$(752,560)	$(1,912,122)	$(2,913,369)

Basic and diluted loss per share	$(0.07)	$(0.05)	$(0.12)	$(0.21)

Weighted average shares outstanding	15,404,817	14,272,863	15,365,638	14,210,108

Stock-based compensation expense

General and administrative	$124,491	$340,372	$424,071	$1,448,762
Sales and marketing	22,808	-	54,008	-
Total	$147,299	$340,372	$478,079	$1,448,762

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SITO Mobile, Ltd.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,787,249	$620,185
Accounts receivable, net - current portion	4,206,799	2,443,308
Other prepaid expenses	383,599	233,541

Total current assets	7,377,647	3,297,034

Property and equipment, net	516,357	236,706

Other assets
Accounts receivable, net	225,000	450,000
Capitalized software development costs, net	1,152,909	639,416
Intangible assets:
Patents	403,589	447,427
Patent applications cost	845,569	609,010
Software license	831,000	831,000
Goodwill	4,549,928	3,482,884
Deferred loan costs, net	107,320	-
Other assets including security deposits	83,576	113,291

Total other assets	8,198,891	6,573,028

Total assets	$16,092,895	$10,106,768

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SITO Mobile, Ltd.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2015	2014
	(Unaudited)

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,853,610	$1,651,805
Accrued expenses	656,340	501,122
Accrued compensation - related party	320,571	598,592
Deferred revenue	875,883	378,257
Current obligation under capital lease	19,997	16,661
Note payable, net - current portion	2,631,564	-
Convertible debentures - related party	-	643,973
Convertible debentures - unrelated parties	-	3,646,926

Total current liabilities	6,357,965	7,437,336

Long-term liabilities
Obligations under capital lease	7,830	12,718
Note payable	6,380,787	-

Total long-term liabilities	6,388,617	12,718

Total liabilities	12,746,582	7,450,054

Commitments and contingencies	-	-

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value; 30,000,000 shares authorized, 15,721,220 shares issued and outstanding as of June 30, 2015 and 15,072,864 shares issued and outstanding as of September 30, 2014	157,212	150,729
Additional paid-in capital	139,510,754	136,915,516
Accumulated deficit	(136,321,653)	(134,409,531)

Total stockholders' equity	3,346,313	2,656,714

Total liabilities and stockholders' equity	$16,092,895	$10,106,768

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Non-GAAP Financial Measures

This press release uses EBITDA, a non-GAAP financial measure. EBITDA should not be considered a replacement for, and should be read together with, the most comparable GAAP financial measure, which is Operating Profit (Loss). A reconciliation of EBITDA to Operating Profit (Loss) is included herein.

To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this press release, including EBITDA. The Company believes that non-GAAP financial measures are helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition transactions effected by the Company. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.

Management uses EBITDA in managing and analyzing its business and financial condition. Management believes that the presentation of non-GAAP financial measures provide investors greater transparency into ongoing results of operations allowing investors to better compare the Company's results from period to period.

	For the Three Months Ended
	June 30,
	2015	2014
	(Unaudited)	(Unaudited)
EBITDA
Net loss	$(1,037,360)	$(752,560)
Adjustments to reconcile net loss to EBITDA:
Provision for income taxes	-	-
Depreciation and amortization expense	77,361	57,668
Interest expense	454,199	185,274

EBITDA	$(505,800)	$(509,618)

Contact:

Investor and Media Relations:
Robert Haag
IRTH Communications
sito@irthcommunications.com
866-976-4784

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